As filed with the Securities and Exchange Commission on March 27, 2023

Registration No.  333 –

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TMC the metals company Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Howe Street, 10th Floor

Vancouver, British Columbia

V6C 2T5

(574) 252-9333

(Address, Including Zip Code, of Principal Executive Offices)

TMC the metals company Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Fantozzi, Esq.

Daniel T. Kajunski, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-265318) of TMC the metals company Inc. (the “Registrant”) is effective. The additional securities are 2,668,121 additional Common Shares of the Registrant reserved for issuance under the 2021 Employee Stock Purchase Plan as a result of the automatic increase in the number of shares reserved under this plan on January 1, 2023. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-265318) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Notice of Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.1)	9/15/2021	001-39281
4.2	Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.2)	9/15/2021	001-39281
4.3	TMC the metals company Inc. Common Share Certificate		Form 8-K (Exhibit 4.1)	9/15/2021	001-39281
5.1	Opinion of Fasken Martineau DuMoulin LLP	X
23.1	Consent of Ernst & Young LLP independent registered public accounting firm of TMC the metals company Inc.	X
23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereof)	X
99.1+	TMC the metals company Inc. 2021 Employee Stock Purchase Plan		Form S-8 (Exhibit 99.1)	5/31/2022	333-265318
107	Filing Fee Table	X

+ Denotes management contract or compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on March 27, 2023.

TMC THE METALS COMPANY INC.

By:	/s/ Craig Shesky

Craig Shesky

Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gerard Barron and Craig Shesky, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Gerard Barron	Chief Executive Officer and Chairman	March 27, 2023
Gerard Barron	(Principal Executive Officer)

/s/ Craig Shesky	Chief Financial Officer	March 27, 2023
Craig Shesky	(Principal Financial and Accounting Officer)

Director
Andrew C. Greig

/s/ Andrew Hall	Director	March 27, 2023
Andrew Hall

/s/ Andrei Karkar	Director	March 27, 2023
Andrei Karkar

/s/ Sheila Khama	Director	March 27, 2023
Sheila Khama

/s/ Christian Madsbjerg	Director	March 27, 2023
Christian Madsbjerg

/s/ Kathleen McAllister	Director	March 27, 2023
Kathleen McAllister

/s/ Amelia Kinahoi Siamomua	Director	March 27, 2023
Amelia Kinahoi Siamomua